EXHIBIT 99.1

BlackLine Announces First Quarter Financial Results

LOS ANGELES, May 07, 2024 (GLOBE NEWSWIRE) --  BlackLine, Inc. (Nasdaq: BL), today announced financial results for the first quarter ended March 31, 2024.

"BlackLine’s financial results this quarter exceeded our revenue and profitability expectations, demonstrating our ability to deliver profitable growth as we relentlessly drive our refreshed strategy and new operating model,” said Owen Ryan, co-CEO of BlackLine. “Though it is still early, we are seeing encouraging signs of progress across the company. Moving forward, we will look to capitalize on these to support our long-term growth objectives.”

“Our goal is to drive innovation that not only anticipates the evolving needs of our customers, but also sets new standards and delivers unparalleled value,” said Therese Tucker, co-CEO of BlackLine. “As such, we are rapidly moving to fulfill our promise of offering an AI-powered platform for the Office of the CFO, ensuring our customers remain at the forefront of digital finance transformation.”

First Quarter 2024 Financial Highlights

  Total GAAP revenues of $157.5 million, an increase of 13% compared to the first quarter of 2023.
  GAAP operating margin of 1.1%, compared to (11.0)% in the first quarter of 2023.
  Non-GAAP operating margin of 17.0%, compared to 11.2% in the first quarter of 2023.
  GAAP net income attributable to BlackLine of $10.8 million, or $0.17 per diluted share compared to GAAP net loss attributable to BlackLine of $12.0 million or $(0.20) per diluted share in the first quarter of 2023.
  Non-GAAP net income attributable to BlackLine of $40.1 million or $0.54 per diluted share compared to non-GAAP net income attributable to BlackLine of $25.1 million or $0.34 per diluted share in the first quarter of 2023.
  Operating cash flow of $50.4 million, compared to $22.9 million in the first quarter of 2023.
  Free cash flow of $43.7 million, compared to $14.3 million in the first quarter of 2023.

First Quarter Key Metrics and Recent Business Highlights

  Added 13 net new customers in the first quarter for a total of 4,411 customers at March 31, 2024.
  Expanded the Company’s user base to 387,050 users at March 31, 2024.
  Achieved a dollar-based net revenue retention rate of 105% at March 31, 2024.
  Announced the hiring of a new Chief Technology Officer and Chief Customer Officer.
  Announced AI-powered innovation for analyzing journal entries.
  Hosted BlackLine's annual European customer conference, BeyondTheBlack Europe, with record customer attendance.
  Named to G2’s Annual Best Accounting & Finance software list for the fifth year in a row.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Second Quarter 2024

  Total GAAP revenue is expected to be in the range of $157 million to $159 million.
  Non-GAAP operating margin is expected to be in the range of 16.5% to 17.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $37 million to $39 million, or $0.49 to $0.51 per share on 76.0 million diluted weighted average shares outstanding.

Full Year 2024

  Total GAAP revenue is expected to be in the range of $641.5 million to $649.5 million.
  Non-GAAP operating margin is expected to be in the range of 17.5% to 18.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $158 million to $168 million, or $2.12 to $2.26 per share on 74.5 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to BlackLine, and non-GAAP net income (loss) attributable to BlackLine per share excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to BlackLine, and non-GAAP net income (loss) attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating income (loss), operating margin, net income (loss) attributable to BlackLine, and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its first quarter results at 2:00 p.m. Pacific time on Tuesday, May 7, 2024. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting and finance processes are not sustainable. BlackLine’s market-leading cloud platform and customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, intercompany accounting, invoice-to-cash, and consolidation processes, inspiring, powering, and guiding large enterprises and midsize businesses on their digital finance transformation journeys.

More than 4,400 customers trust BlackLine to help them close faster with complete and accurate results. The Company is the pioneer of the cloud financial close market and is recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore, and Sydney.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the second quarter and full year of 2024, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy, the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 23, 2024. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on May 7, 2024, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income (loss) and non-GAAP operating margin, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs and restructuring costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. The Company believes that presenting non-GAAP income (loss) from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income (loss) from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible notes, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, restructuring costs, and the adjustment to the redeemable non-controlling interest to the redemption amount. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income (loss) between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on May 7, 2024 certain operating metrics, including (i) number of customers, (ii) number of users, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of March 31, 2024.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the Company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$331,401	$271,117
Marketable securities	913,453	933,355
Accounts receivable, net of allowances	125,613	171,608
Prepaid expenses and other current assets	33,189	31,244
Total current assets	1,403,656	1,407,324
Capitalized software development costs, net	38,982	37,828
Property and equipment, net	13,065	14,867
Intangible assets, net	73,860	79,056
Goodwill	448,965	448,965
Operating lease right-of-use assets	19,196	19,173
Other assets	91,161	93,552
Total assets	$2,088,885	$2,100,765
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,556	$8,623
Accrued expenses and other current liabilities	47,133	59,690
Deferred revenue, current	306,855	320,133
Finance lease liabilities, current	525	778
Operating lease liabilities, current	4,233	4,108
Convertible senior notes, net, current	249,560	249,233
Total current liabilities	609,862	642,565
Finance lease liabilities, noncurrent	—	4
Operating lease liabilities, noncurrent	15,360	15,738
Convertible senior notes, net, noncurrent	1,141,666	1,140,608
Deferred tax liabilities, net	5,251	6,394
Deferred revenue, noncurrent	2,352	904
Other long-term liabilities	660	3,608
Total liabilities	1,775,151	1,809,821
Commitments and contingencies
Redeemable non-controlling interest	33,900	30,063
Stockholders' equity:
Common stock	618	615
Additional paid-in capital	480,175	474,863
Accumulated other comprehensive income (loss)	(489)	205
Accumulated deficit	(200,470)	(214,802)
Total stockholders' equity	279,834	260,881
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$2,088,885	$2,100,765

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended
	March 31,
	2024	2023
Revenues
Subscription and support	$149,501	$130,426
Professional services	7,960	8,558
Total revenues	157,461	138,984
Cost of revenues
Subscription and support	32,052	28,512
Professional services	7,045	6,759
Total cost of revenues	39,097	35,271
Gross profit	118,364	103,713
Operating expenses
Sales and marketing	61,111	61,931
Research and development	25,015	27,105
General and administrative	30,046	28,976
Restructuring costs	444	1,014
Total operating expenses	116,616	119,026
Income (loss) from operations	1,748	(15,313)
Other income (expense)
Interest income	15,360	10,665
Interest expense	(1,469)	(1,455)
Other income, net	13,891	9,210
Income (loss) before income taxes	15,639	(6,103)
Provision for income taxes	869	628
Net income (loss)	14,770	(6,731)
Net income attributable to redeemable non-controlling interest	438	85
Adjustment attributable to redeemable non-controlling interest	3,503	5,192
Net income (loss) attributable to BlackLine, Inc.	$10,829	$(12,008)
Basic net income (loss) per share attributable to BlackLine, Inc.	$0.18	$(0.20)
Shares used to calculate basic net income (loss) per share	61,643	60,187
Diluted net income (loss) per share attributable to BlackLine, Inc.	$0.17	$(0.20)
Shares used to calculate diluted net income (loss) per share	72,893	60,187

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended
	March 31,
	2024	2023
Cash flows from operating activities
Net income (loss) attributable to BlackLine, Inc.	$10,829	$(12,008)
Net income and adjustment attributable to redeemable non-controlling interest	3,941	5,277
Net income (loss)	14,770	(6,731)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,648	12,004
Change in fair value of contingent consideration	—	3,106
Amortization of debt issuance costs	1,385	1,362
Stock-based compensation	18,562	20,438
Noncash lease expense	1,558	1,498
Accretion of purchase discounts on marketable securities, net	(8,542)	(7,519)
Net foreign currency losses	38	473
Deferred income taxes	(1,041)	(187)
Provision for credit losses	—	5
Changes in operating assets and liabilities:
Accounts receivable	45,696	30,166
Prepaid expenses and other current assets	(1,964)	(5,268)
Other assets	2,406	467
Accounts payable	(6,792)	(9,518)
Accrued expenses and other current liabilities	(14,774)	(10,653)
Deferred revenue	(11,830)	(1,820)
Operating lease liabilities	(1,710)	(1,654)
Other long-term liabilities	15	(3,302)
Net cash provided by operating activities	50,425	22,867
Cash flows from investing activities
Purchases of marketable securities	(294,961)	(311,246)
Proceeds from maturities of marketable securities	322,700	328,800
Capitalized software development costs	(6,450)	(6,879)
Purchases of property and equipment	(299)	(1,676)
Net cash provided by investing activities	20,990	8,999
Cash flows from financing activities
Principal payments under finance lease obligations	(258)	(241)
Proceeds from exercises of stock options	314	2,411
Acquisition of common stock for tax withholding obligations	(10,981)	(12,403)
Net cash used in financing activities	(10,925)	(10,233)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(212)	(41)
Net increase in cash, cash equivalents, and restricted cash	60,278	21,592
Cash, cash equivalents, and restricted cash, beginning of period	271,363	201,207
Cash, cash equivalents, and restricted cash, end of period	$331,641	$222,799

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$331,401	$222,557
Restricted cash included within other assets at end of period	240	242
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$331,641	$222,799

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended
	March 31,
	2024	2023
Non-GAAP Gross Profit:
Gross profit	$118,364	$103,713
Amortization of acquired developed technology	3,384	2,949
Stock-based compensation	2,596	2,797
Transaction-related costs	52	213
Total non-GAAP gross profit	$124,396	$109,672
Gross margin	75.2%	74.6%
Non-GAAP gross margin	79.0%	78.9%

Non-GAAP Operating Income:
Operating income (loss)	$1,748	$(15,313)
Amortization of intangible assets	5,196	5,085
Stock-based compensation	19,196	20,883
Change in fair value of contingent consideration	—	3,106
Transaction-related costs	216	790
Restructuring costs	444	1,014
Total non-GAAP operating income	$26,800	$15,565
GAAP operating margin	1.1%	(11.0%)
Non-GAAP operating margin	17.0%	11.2%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income (loss) attributable to BlackLine, Inc.	$10,829	$(12,008)
Benefit from income taxes	(583)	(181)
Amortization of intangible assets	5,196	5,085
Stock-based compensation	19,085	20,740
Amortization of debt issuance costs	1,385	1,362
Change in fair value of contingent consideration	—	3,106
Transaction-related costs	216	790
Restructuring costs	444	1,014
Adjustment to redeemable non-controlling interest	3,503	5,192
Total non-GAAP net income attributable to BlackLine, Inc.	$40,075	$25,100

Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.65	$0.42
Shares used to calculate basic non-GAAP net income per share	61,643	60,187

Diluted non-GAAP net income attributable to BlackLine, Inc.
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.54	$0.34
Shares used to calculate diluted non-GAAP net income per share	74,878	73,851

	Quarter Ended
	March 31,
	2024	2023
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$61,111	$61,931
Amortization of intangible assets	(1,733)	(1,659)
Stock-based compensation	(5,794)	(6,483)
Transaction-related costs	33	15
Total non-GAAP sales and marketing expense	$53,617	$53,804

Non-GAAP Research and Development Expense:
Research and development expense	$25,015	$27,105
Stock-based compensation	(2,851)	(3,824)
Transaction-related costs	(171)	(506)
Total non-GAAP research and development expense	$21,993	$22,775

Non-GAAP General and Administrative Expense:
General and administrative expense	$30,046	$28,976
Amortization of intangible assets	(79)	(477)
Stock-based compensation	(7,955)	(7,779)
Change in fair value of contingent consideration	—	(3,106)
Transaction-related costs	(26)	(86)
Total non-GAAP general and administrative expense	$21,986	$17,528

Total Non-GAAP Operating Expenses	$97,596	$94,107

Free Cash Flow
Net cash provided by operating activities	$50,425	$22,867
Capitalized software development costs	(6,450)	(6,879)
Purchases of property and equipment	(299)	(1,676)
Free cash flow	$43,676	$14,312